UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 8, 2021

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 –	Results of Operations and Financial Condition.

Rambus Inc. (the “Company”) issued a press release on October 13, 2021 reaffirming guidance. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Rahul Mathur as Senior Vice President, Finance and Chief Financial Officer.

On October 8, 2021, Rahul Mathur, Senior Vice President, Finance and Chief Financial Officer of the Company tendered his resignation from the Company, to be effective as of November 15, 2021. Mr. Mathur is resigning from the Company to pursue another professional opportunity, and his departure is not related to any disagreement with the Company regarding any financial or other matters.

(c) Appointment of Keith Jones as Interim Vice President, Finance and Chief Financial Officer.

In connection with Mr. Mathur’s resignation, the Company appointed Keith Jones to the position of interim Vice President, Finance and Chief Financial Officer, to be effective as of November 15, 2021.

Mr. Jones, age 50, currently serves as the Company’s Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer) and has been in that role since February 2019. In addition, Mr. Jones served as the Vice President of Finance and Corporate Controller of the Company since February 2018. Previously, Mr. Jones served as Worldwide Corporate Controller, Vice President of Finance and Principal Accounting Officer at ShoreTel, Inc., prior to its acquisition by Mitel Networks Corporation in 2017. Prior to ShoreTel, he served as Chief Financial Officer and Vice President of Finance and Administration for PDFSolutions, the Assistant Controller at Interwoven, and the Corporate Controller at e-Time Capital. He began his career as an Audit Manager at Deloitte & Touche.

There are no family relationships between Mr. Jones and any of the Company’s directors or executive officers. There are no related party transactions between Mr. Jones and Rambus.

A copy of Rambus’ press release regarding these events is being furnished as Exhibit 99.1 to this Form 8-K. The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

(e) Entry into Employment Agreement with Keith Jones.

In connection with the appointment of Keith Jones as the interim Vice President, Finance and Chief Financial Officer of the Company, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Jones, which sets forth the terms and provisions governing Mr. Jones’ employment as interim Vice President, Finance and Chief Financial Officer, effective November 15, 2021 (the “Interim CFO Start Date”).

The following summary is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Term of Agreement. The Employment Agreement will commence effective November 15, 2021, and, unless agreed to in writing by the Company and Mr. Jones, will terminate on the date that a permanent Chief Financial Officer of the Company commences employment with the Company. The Employment Agreement may be terminated at any time by either party with or without cause.

Salary. The Employment Agreement sets Mr. Jones’ annual salary at $324,571.07. In addition, as of the Interim CFO Start Date, the Company will pay Mr. Jones a monthly salary stipend of $6,250.

Annual Incentive. The Employment Agreement provides that Mr. Jones will be eligible to receive an annual incentive with a target bonus equal to 40% of his base salary. Mr. Jones’ target bonus for the period in which he serves as interim Vice President, Finance and Chief Financial Officer of the Company will be $129,828.43 (the “Target Bonus”).

Employee Benefits. Mr. Jones will be eligible to participate in the Company’s benefits plans, policies, and arrangements applicable to other executive officers of the Company.

Retention Bonus. The Employment Agreement provides that Mr. Jones will receive a retention bonus in the amount of $150,000 on the date that is 12 months from the effective date of the Employment Agreement, subject to Mr. Jones’ continued service with the Company between the Effective Date and such bonus payment date.

Severance. Mr. Jones will receive a severance package covering any involuntary termination that is not for “cause” and his resignation for good reason, consisting of all accrued but unpaid expense reimbursements, wages, and other benefits due to Mr. Jones under any Company-provided plans, policies, and arrangements when legally required; a lump-sum payment (less applicable withholding taxes) equal to one hundred percent of his base salary as in effect immediately prior to Mr. Jones’ termination date and the monthly salary stipend multiplied by 12; and a lump-sum payment (less applicable withholding taxes) equal to one hundred percent of his Target Bonus as in effect immediately prior to Mr. Jones’ termination date. Rambus and Mr. Jones intend to prepare a severance and release agreement to reflect these terms.

The severance payments and other benefits will be subject to Mr. Jones entering into (and not revoking) a release of claims agreement against the Company and Mr. Jones’ continued compliance with the Company’s At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, as such agreement may be amended from time to time.

Excise Tax. In the event that the severance payments and other benefits payable to Mr. Jones constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Jones’ severance and other benefits will be either: (i) delivered in full, or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Jones on an after-tax basis of the greatest amount of benefits.

In accordance with the Company’s customary practice, the Company previously entered into its standard form of indemnification agreement with Mr. Jones, which will require the Company to indemnify him against certain liabilities that may arise as a result of his status or service as an officer.

Item 9.01 –	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement for Interim Vice President, Finance and Chief Financial Officer between the Company and Keith Jones, dated as of October 12, 2021.

99.1	Press Release Announcing Chief Financial Officer Transition and Reaffirming Guidance, dated October 13, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2021	Rambus Inc.

/s/ Luc Seraphin
Luc Seraphin, President and Chief Executive Officer